UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447		74-0694415
(State or other jurisdiction	(Commission File Number)		(IRS Employer
of incorporation)			Identification No.)

1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     In April 2008, CenterPoint Energy, Inc. (the “Company”) called for redemption all of its outstanding 3.75% Convertible Senior Notes due 2023 (the “Old Notes”) and 3.75% Convertible Senior Notes, Series B due 2023 (the “New Notes” and, together with the Old Notes, the “Notes”) at a redemption price of $1,000 in cash plus accrued and unpaid interest, including contingent interest, to the redemption date of May 30, 2008, for each $1,000 aggregate principal amount of the Notes. As of the date of the call for redemption, $390.9 million aggregate principal amount of the Notes was outstanding, consisting of $0.7 million aggregate principal amount of Old Notes and $390.2 million aggregate principal amount of New Notes.
     Substantially all of the Notes were submitted for conversion on or prior to May 30, 2008. Of the remaining amount, $56,000 aggregate principal amount of Notes was redeemed and $7,000 aggregate principal amount of Notes was purchased by the Company pursuant to the previously announced offer to purchase for cash any Notes tendered by holders before 12:00 Midnight, New York City time, on Wednesday, May 14, 2008, which offer was made pursuant to the indenture governing the Notes. Each $1,000 principal amount of Old Notes was convertible into 90.7622 shares of the Company’s common stock. Each $1,000 principal amount of New Notes was convertible into $1,000 in cash and a number of shares of the Company’s common stock determined based on the trading price of the common stock over a ten-trading-day period following the later of the submission of the Notes for conversion and the date on which the holder satisfied the conversion requirements of the indenture governing the Notes.
     Subsequent to April 25, 2008, the Company satisfied its conversion obligations with respect to the Notes by delivering to holders (i) total cash in an amount equal to approximately $354 million and (ii) a total of 11,048,469 shares of the Company’s common stock as described below:

				Number of Shares
Securities	Conversion Notice	Settlement Date	Principal Amount	of Common Stock
Cenverted*	Date	of Conversion**	of Notes Converted	Issued
New Notes	April 7, 2008	April 29, 2008	$1,000	24
New Notes	April 23, 2008	May 15, 2008	2,000	49
New Notes	April 28, 2008	May 20, 2008	12,000	295
Old Notes	May 21, 2008	May 29, 2008	250,000	22,690
Old Notes	May 30, 2008	June 6, 2008	396,000	35,940
New Notes	May 15, 2008	June 9, 2008	500,000	15,094
New Notes	May 16, 2008	June 10, 2008	76,744,000	2,340,091
New Notes	May 19, 2008	June 11, 2008	10,378,000	319,970
New Notes	May 20, 2008	June 12, 2008	253,680,000	7,922,753
New Notes	May 21, 2008	June 13, 2008	700,000	21,943
New Notes	May 22, 2008	June 16, 2008	1,500,000	47,328
New Notes	May 27, 2008	June 18, 2008	10,242,000	322,292
TOTAL			$354,405,000	11,048,469

*	Old Notes are settled entirely through the issuance of shares except for a payment of cash in lieu of fractional shares. New Notes are settled through the issuance of shares and payment of cash in an amount equal to the principal amount of such New Notes and cash in lieu of fractional shares.

**	Information regarding the Company’s satisfaction of its conversion obligations with respect to the Notes on and prior to April 25, 2008 has been previously reported.
     The shares of the Company’s common stock were issued solely to former holders of the Notes upon conversion of the Notes pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. This exemption is available to the Company because the shares of the Company’s common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: June 18, 2008	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer